Exhibit 10.2
Execution Version
CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE OF INFORMATION THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

THIRD AMENDMENT TO COLLABORATION, OPTION AND LICENSE AGREEMENT

    This Third Amendment to Collaboration, Option and License Agreement (this “Third Amendment”), dated August 26, 2026 (the “Third Amendment Effective Date”), is by and between Nurix Therapeutics, Inc., a Delaware corporation (“Nurix”) and Gilead Sciences, Inc., a Delaware corporation (“Gilead”).

RECITALS

    WHEREAS, Gilead and Nurix are parties to that certain Collaboration, Option and License Agreement, dated June 10, 2019, as amended by that certain First Amendment and Second Amendment to Collaboration, Option and License Agreement dated August 13, 2019 and September 9, 2022 respectively, by and between the Parties (as so amended the “Agreement”); and

    WHEREAS, Gilead exercised its right, pursuant to Section 2.1.2, to extend the Initial Research Term for [*] for an additional two-year period until June 10, 2026 (“First Research Term Extension”);

    WHEREAS, the Parties now wish to further extend the Research Term in accordance with the terms set forth in this Third Amendment.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.Definitions. All capitalized terms used herein shall have the respective meanings assigned to them in the Agreement.

2.[*] Second Research Term Extension. The Parties hereby agree that the Research Term for the [*] Research Program has remained continuously in effect from the commencement of the Initial Research Term for the [*] Research Program and shall continue until June 9, 2028 (“Second Research Term Extension”).

3.[*] Second Research Term Extension Fee. In consideration for such extension of the Research Term for [*], Gilead shall pay to Nurix a one (1) time payment of ten million dollars ($10,000,000) in immediately available funds by wire transfer, in accordance with the Wire Instructions. Nurix may invoice Gilead for such payment on or after the Third Amendment Effective Date.

4.General. Except as expressly set forth herein, the Agreement shall continue in full force and effect and, as modified or amended, is hereby ratified, confirmed and approved. Notwithstanding the foregoing, in the event of any conflict between the terms of this Third Amendment and the terms of the Agreement, the terms of this Third Amendment shall control. No provision of this Third Amendment may be modified or amended except expressly in a writing signed by both Parties nor shall any terms be waived except expressly in a writing signed by the Party charged therewith. This Third Amendment shall be governed in accordance with the laws of the State of California, without giving effect to any choice of law rules. This Third Amendment may be executed in counterparts with the same effect as if both Parties had signed the same document.
[Signature Page Follows]

    IN WITNESS WHEREOF, the Parties, intending to be bound, have caused this Third Amendment to be duly executed and delivered by their respective authorized representatives as of the Third Amendment Effective Date.

Gilead Sciences, Inc.        Nurix Therapeutics, Inc.
By: /s/ Jackson Egen        By: /s/ Christine Ring
Name: Jackson Egen        Name: Christine Ring
Title: SVP, Research Oncology        Title: Chief Legal Counsel